UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2019

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer

1314 South Grand, Suite 2112, Spokane, Washington 99202

(Address of principal executive offices) (Zip Code)

(509)979-5688

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	BKKN	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01  Other Events

On July 28, 2019, Bakken Resources, Inc. (the “Company”) agreed to stipulate that the shareholder derivative lawsuit captioned Graiwer v. Holms et al., CV14-00544 filed in the Second Judicial District Court of Nevada in the county of Washoe be dismissed with prejudice.  Such stipulation will resolve the derivative action that was filed in March 2014 by Manuel Graiwer and T.J. Jesky.

Under the proposed terms of the stipulation, the case will be dismissed with prejudice, and with all parties bearing their own costs and fees.  No other conditions are being proposed.

A hearing to approve the stipulation is scheduled for August 21, 2019 at 2 p.m. in the Second Judicial District Court, Washoe County, at 75 Court Street, Reno, Nevada 89501. Current company shareholders who have no objection to the proposed dismissal need not take further action.  Any current company shareholders who wish to be heard concerning the dismissal may, but is not required to, enter an appearance in this suit, and be represented by counsel and present evidence or argument.

The NOTICE OF DISMISSAL OF SHAREHOLDER DERIVATIVE ACTION AS TO DEFENDANT VAL HOLMS, AND HEARING PURSUANT TO FPCP 23.1 includes instructions for the submission of objection and evidence of such.  This document can be found on the company website, www.bakkenresourcesinc.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/ Allan Holms

Chief Executive Officer
August 13, 2019